UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

Lipocine Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-178230	99-0370688
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 994-7383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2013, Lipocine Inc. entered into a Securities Purchase Agreement, or the Purchase Agreement, with certain purchasers identified in Annex A thereto, pursuant to which we agreed to sell and issue 6,336,664 shares of common stock at a purchase price of $6.00 per share. On July 30, 2013 Lipocine issued the shares for aggregate gross proceeds of approximately $38.0 million. Ladenburg Thalmann & Co. served as the exclusive placement agent in the private placement. We intend to use the proceeds from the private placement to help fund clinical trials for our product candidates, including a Phase III trial for our lead candidate LPCN 1021, and for working capital and general corporate purposes.

The shares of common stock issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The issuance was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, without general solicitation or advertising. Each purchaser represented that it is an accredited investor with access to information about Lipocine sufficient to evaluate the investment and that the common stock was being acquired without a view to distribution or resale in violation of the Securities Act. A Form D will be filed in accordance with the requirements of Regulation D under the Securities Act of 1933, as amended.

Concurrent with the execution of the Purchase Agreement, we entered into a Registration Rights Agreement, or the Rights Agreement, with the purchasers, pursuant to which we agreed, among other things, to file within 30 days after the closing one or more registration statements registering for resale the shares of common stock sold in the private placement.

The above descriptions of the Purchase Agreement and the Rights Agreement are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Rights Agreement, the form of which are filed as Exhibit 10.10 and Exhibit 10.11, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On July 26, 2013, we issued a press release announcing the private placement. A copy of the press release is attached hereto as Exhibit 99.1. On July 31, 2013, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 30, 2013, we notified our independent registered public accounting firm, Weinberg & Baer LLC, of our intention to engage KPMG LLP as our new independent registered public accounting firm, and dismissed Weinberg & Baer LLC.

Weinberg & Baer LLC had been the independent registered public accounting firm of Marathon Bar Corp., which changed its name to Lipocine Inc. in connection with the closing of a merger with Lipocine Operarting Inc. on July 24, 2013. KPMG had previously served as the independent registered public accounting firm of Lipocine Operating Inc. (formerly Lipocine Inc.). In connection with the reverse merger, MBAR Acquisition Corp., a wholly-owned subsidiary of Lipocine (formerly Marathon Bar Corp.), merged with and into Lipocine Operating, resulting in Lipocine Operating becoming our wholly-owned subsidiary. The decisions to dismiss Weinberg and to engage KPMG were approved by our board of directors.

The merger is being accounted for as a reverse-merger and recapitalization. Lipocine Operating is the acquirer for financial reporting purposes and Marathon Bar is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the merger will be those of Lipocine Operating and will be recorded at the historical cost basis of Lipocine Operating, and the

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consolidated financial statements after completion of the Merger will include the assets and liabilities of Marathon Bar and Lipocine Operating, and the historical operations of Lipocine Operating and operations of the combined company from the closing date of the merger on July 24, 2013.

Weinberg & Baer’s reports on Marathon Bar Corp.’s balance sheets as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as described below.

Weinberg & Baer’s report with respect to the year ended December 31, 2012 contained the following explanatory paragraph: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Weinberg & Baer’s report with respect to the year ended December 31, 2011 contained the following explanatory paragraphs: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and through the dismissal date of July 30, 2013, there were no disagreements between Lipocine (formerly Marathon Bar Corp.) and Weinberg & Baer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Weinberg & Baer’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such periods. Also, during such periods and through the dismissal date of July 30, 2013, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On July 30, 2013, we engaged KPMG as our new independent registered public accounting firm to audit the consolidated financial statements of Lipocine.

Other than with respect to the audits of Lipocine Operating Inc., our wholly-owned subsidiary, during the two most recent fiscal years and through July 30, 2013, neither we nor anyone acting on our behalf has consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Lipocine (formerly Marathon Bar Corp.), and neither a written report nor oral advice provided by KPMG was an important factor considered by Lipocine (formerly Marathon Bar Corp.) in reaching a decision as to the accounting, auditing or financial reporting issues or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We have authorized Weinberg & Baer to respond fully to the inquiries of KPMG, as necessary.

Lipocine has provided Weinberg & Baer with the foregoing disclosures and has requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by Lipocine herein. A copy of the response of Weinberg & Baer to the foregoing disclosures is attached hereto as Exhibit 16.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. See Exhibit Index following the signature page of this Current Report, which is incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2013	LIPOCINE INC.

	By:	/s/ Mahesh V. Patel
Mahesh V. Patel, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.10	Form of Securities Purchase Agreement, dated as of July 26, 2013, between and among Lipocine Inc. and the Purchasers listed on Annex A thereto

10.11	Form of Registration Rights Agreement, dated as of July 26, 2013, between and among the Lipocine Inc. and the Purchasers listed on Annex A to the Securities Purchase Agreement

16.1	Letter from Weinberg & Baer LLC, dated July 31, 2013

99.1	Press Release, dated July 26, 2013

99.2	Press Release, dated July 31, 2013